UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2017

ARC GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-54226 (Commission File Number)	59-3649554 (IRS Employer Identification No.)

6327-4 Argyle Forest Blvd. Jacksonville, FL (Address of principal executive offices)	32244 (Zip Code)

Registrant’s telephone number, including area code: (904) 741-5500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01	Changes in Registrant’s Certifying Accountant.

On September 21, 2017, ARC Group, Inc. (the “Company”) dismissed M&K CPAS, PLLC (“M&K”) as the Company’s independent registered public accounting firm.  The decision was approved by the Company’s board of directors, which serves as the Company’s audit committee.

The reports of M&K on the Company’s financial statements for the fiscal years ended December 31, 2016 and 2015 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except as follows:

(i)       The report of M&K on the Company’s consolidated financial statements for the fiscal year ended December 31, 2016 contained the following provision: “The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has insufficient working capital and reoccurring losses from operations, all of which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

(ii)       The report of M&K on the Company’s financial statements for the fiscal year ended December 31, 2015 contained the following provision: “The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has insufficient working capital and reoccurring losses from operations, all of which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

During the fiscal years ended December 31, 2016 and 2015, and the subsequent interim period preceding the dismissal of M&K on September 21, 2017, there were no disagreements with M&K on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to M&K’s satisfaction, would have caused M&K to make reference to the matter in its report, and there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided a copy of this disclosure to M&K and requested that M&K furnish a letter addressed to the SEC stating whether it agrees with the above statements or, if not, stating the respects in which it does not agree.  The Company received the requested letter from M&K, a copy of which is filed as Exhibit 16.1 to this Current Report on Form 8-K.

On September 21, 2017, the Company’s board of directors approved the engagement of Eide Bailly, LLP (“Eide Bailly”) as the Company’s new independent registered public accounting firm for the Company’s fiscal year ending December 31, 2017.

During the fiscal years ended December 31, 2016 and 2015, and the subsequent interim period commencing on January 1, 2017 and ending on the date of Eide Bailly’s engagement, neither the Company nor anyone acting on its behalf consulted with Eide Bailly regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Company’s financial statements, and neither a written report or oral advice was provided to the Company that Eide Bailly concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or a “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

16.1	Letter from M&K CPAS, PLLC dated September 21, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARC GROUP, INC.

Dated: September 27, 2017	/s/ Richard W. Akam
Richard W. Akam
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

16.1	Letter from M&K CPAS, PLLC dated September 21, 2017